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                                                                    Exhibit 99.1

Contact:        Investor Relations           Media Relations
                John Beneke                  Raymond O'Rourke
                212-762-7282                 212-761-4262






                     MORGAN STANLEY DEAN WITTER ANNOUNCES
                   THIRD QUARTER NET INCOME OF $1.2 BILLION;
                          EARNINGS PER SHARE UP 31%

NEW YORK, September 21, 2000 -- Morgan Stanley Dean Witter & Co. (NYSE: MWD) today reported net income of $1,246 million for the quarter ended August 31, 2000 -- a 28 percent increase from $970 million in last year's third quarter. Diluted earnings per share were $1.09 -- up 31 percent from $0.83 a year ago and the seventh consecutive quarter of 30 percent year-over-year increases.

Third quarter net revenues (total revenues less interest expense and the provision for loan losses) increased to $6.3 billion -- 18 percent higher than last year. The annualized return on average common equity for the quarter was
27.6 percent.

Philip J. Purcell, Chairman, and John J. Mack, President, said in a joint statement, "We continued to produce oustanding results, with nine-month earnings 35 percent ahead of last year's record pace. Our third-quarter results reflect significant breadth -- with record operating results in Discover Card and asset management, and another outstanding quarter in the securities business."
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In the first nine months of fiscal 2000, net income was $4,248 million, 35 percent higher than $3,158 million a year ago. Nine-month diluted earnings per share were $3.70, up 38 percent from last year's $2.68 and net revenues rose 27 percent to $20.8 billion over the same period. The annualized return on average common equity was 32.2 percent for the first nine months of the year.

SECURITIES

The Company's Securities business posted net income of $825 million, a 28 percent increase over last year's third quarter. The increase was driven by record third quarter revenues in both the Company's institutional securities business and its private client group.

o Institutional securities third quarter results reflected strong performances in equity trading and investment banking, and an increase in fixed income revenues. Institutional securities also benefited from its strong global franchise, particularly in the European and Asian markets.

o Equity's third quarter performance benefited from higher volumes and higher volatility in most major markets worldwide compared to a year earlier. Fixed income's results increased over last year's third quarter, as higher revenues from both derivatives and government bond trading more than offset declines in commodities and global high yield securities.

o Investment banking's results were driven by continued high levels of volume in global M&A advisory activity and substantially higher revenues in equity underwriting. For the first eight months of calendar 2000, MSDW ranked first worldwide in announced global M & A; second worldwide in equity and equity-related underwritings; and third in worldwide investment grade debt underwriting./1/

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/1/ Source: Thomson Financial Securities Data - January 1 to August 31, 2000.

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o    The private client group (PCG) achieved strong quarterly revenues, largely due to increased commissions and higher revenues from fee-based products. PCG's sales of asset management products rose substantially over the third quarter of 1999.

o PCG's client assets in fee based accounts increased 68 percent from last year's third quarter to total $155 billion. Total client assets of $778 billion were $242 billion, or 45 percent, higher than a year ago.

o The number of PCG's global financial advisors rose to a record 13,789 -- an increase of 276 for the quarter and 1,480 over the last twelve months.

ASSET MANAGEMENT

Asset Management's net income of $199 million, driven by record operating results, increased 62 percent from a year ago. The Company benefited from continued growth in assets under management and a shift in asset mix to a greater percentage of equity products.

o The Company's assets under management increased $90 billion, or 20 percent, over last year to a record $548 billion.

o Retail assets increased $34 billion during the quarter and $76 billion from a year ago -- to stand at $354 billion. Higher market values and positive net sales drove the quarterly and year-to-year increases in retail assets. Institutional assets were up $4 billion for the quarter and $14 billion from a year ago -- to stand at $194 billion.

o The offering during the quarter of the Van Kampen Select Growth Fund was the Company's second largest equity fund offering ever -- raising approximately $850 million in initial assets.

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o    Reflecting continued improvement in fund performance, the number of the
     Company's funds rated four or five stars by Morningstar/2/ rose to 55 from 48 in last year's third quarter. The Company has the second highest number of domestic funds receiving Morningstar's two highest ratings.

CREDIT SERVICES

Credit Services net income increased 10 percent over last year's third quarter to a record $222 million -- reflecting record consumer loan balances, strong transaction volume and continued improvement in credit quality.

o Managed consumer loans rose to $44.8 billion, an increase of $10.4 billion, or 30 percent, from a year ago.

o Merchant and cardmember fees rose 17 percent from a year ago to $634 million. Transaction volume increased 20 percent to $21.9 billion, driven by increased sales volume and higher balance transfers.

o The consumer loan net charge-off rate declined to 4.18 percent, 111 basis points below last year's third quarter 5.29 percent, and its lowest level in five years. The over-30-day delinquency rate was 5.47 percent compared to 6.34 percent a year ago.

o Marketing and business development expenses increased 16 percent driven by continued investment in growth initiatives and an increase in cardmember rewards reflecting higher sales volume.

o Discover opened 1.3 million new cardmember accounts during the quarter, and now has a record 41.4 million accounts. More than 10 percent of the new accounts were opened via the Internet.

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/2/ As of July 31, 2000.

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The Company has repurchased approximately 33 million shares of its common stock since the end of fiscal 1999. The Company also announced that its Board of Directors declared a $0.20 quarterly dividend per common share. The dividend is payable on October 27, 2000 to common shareholders of record on October 6, 2000.

Total capital at August 31, 2000 was $50.3 billion, including $19.0 billion of common and preferred stockholders' equity and preferred securities issued by subsidiaries. Book value per common share was $16.19, based on shares outstanding of 1.1 billion.

Morgan Stanley Dean Witter & Co. is a global financial services firm and a market leader in securities, asset management, and credit services. The Company has offices in New York, London, Tokyo, Hong Kong, and other principal financial centers around the world and has 518 securities branch offices throughout the United States.

The analysts' conference call on Morgan Stanley Dean Witter's third quarter earnings is scheduled for September 21, 11:00 am to noon EDT. Those who wish to listen to the call may dial 800-818-9097 (domestic) or 785-749-3937 (international), or gain web access through www.msdw.com. The automated passcode is 34567. A playback of the meeting will be available after 2 p.m. EDT through October 5. The playback can be accessed at msdw.com or by telephone at 888-566-0176 (domestic) or 402-351-0786 (international).

Access this press release on-line @www.msdw.com

                                      # # #
                            (See Attached Schedules)

This release may contain forward-looking statements. These statements, which reflect management's beliefs and expectations, are subject to risks and uncertainties that may cause actual results to differ materially. For a discussion of the risks and uncertainties that may affect the Company's future results, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's 1999 Annual Report to Shareholders and the Company's Quarterly Reports on Form 10-Q for fiscal 2000.

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